UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 21, 2016

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6250 LBJ Freeway, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (the “2014 Plan”), Tuesday Morning Corporation (the “Company”) may, among other things, grant from time to time restricted stock to its directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its subsidiaries.

Attached hereto as Exhibit 10.1 is the First Amendment To Nonqualified Stock Option Award Agreement for Steven Becker, CEO; as Exhibit 10.2 is the Nonqualified Stock Option Award Agreement (Performance-Based Vesting) for Steven Becker, CEO; as Exhibit 10.3 is the Nonqualified Stock Option Award Agreement (Time-Based Vesting) for Steven Becker, CEO; and as Exhibit 10.4 is the form of restricted stock award agreement for employees, all exhibits to be used in connection with the 2014 Plan.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Title
10.1	First Amendment To Nonqualified Stock Option Award Agreement

10.2	Nonqualified Stock Option Award Agreement (Performance-Based Vesting)

10.3	Nonqualified Stock Option Award Agreement (Time-Based Vesting)

10.4	Form of Restricted Stock Award Agreement for employees under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: September 27, 2016	By:	/s/ STACIE SHIRLEY
Stacie Shirley Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	First Amendment To Nonqualified Stock Option Award Agreement

10.2	Nonqualified Stock Option Award Agreement (Performance-Based Vesting)

10.3	Nonqualified Stock Option Award Agreement (Time-Based Vesting)

10.4	Form of Restricted Stock Award Agreement for employees under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan